Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

NEWS

Vista Gold Corp., Mt. Todd Gold Project – 2008 Drilling Program Commences and Resource Estimate Completed for Silver and Copper in the Batman Deposit

Denver, Colorado, April 24, 2008 – Vista Gold Corp.(“Vista” or the “Company”) (TSX & AMEX: VGZ) is pleased to announce that Canadian National Instrument 43-101 silver and copper resource estimates for the Batman deposit at the Mt. Todd Gold Project in Northern Territory, Australia have been completed on April 24, 2008, by Tetra Tech of Golden, Colorado.  These silver and copper resource estimates were completed under the direction of Mr. John Rozelle, P.G., an independent Qualified Person, utilizing standard industry software and resource estimation methodology.  Mr. Rozelle has reviewed and verified the technical and scientific information contained in this press release. These resource estimates complement the updated gold resource estimate for the Batman deposit announced by Vista in its press release dated February 27, 2008.  The resource estimates incorporate the results of 9,460 assay intervals from 25 drill holes (all core holes) drilled by Vista in 2007 with assaying completed by Northern Australia Labs in Pine Creek and ALS-Chemex in Perth.  These results are in addition to the results of 87 copper assays completed on random intervals from 730 drill holes (225 core, 435 reverse circulation and 70 rotary drill holes) done by BHP Resources Pty Ltd., Zapopan NL and Pegasus Gold Australia Pty Ltd.  From the un-mined portion of the 730 drill holes previously completed (by BHP, Zapopan, & Pegasus), Vista submitted 2,979 intervals of core for re-assay and multi-element analysis.  The re-assay and multi-element analysis was completed by ALS-Chemex in Perth and has been incorporated into the resource estimates.

The silver and copper resource estimates presented below in Table 1 and Table 2, respectively, represent only those silver and copper resources contained within blocks previously classified as containing Measured Gold Resources(1), Indicated Gold Resources(1), or Inferred Gold Resources(2) in the February 26, 2008 gold resource estimate for the Batman deposit. This is presented below in Table 3 for comparison. The gold, copper and silver resource estimates were estimated using a cutoff grade of 0.50 grams of gold per tonne (0.015 ounces of gold per ton).  The estimates were prepared using GEMCOM software and used whole block kriging to estimate block values.

Table 1 – Silver Resource Estimate

Resource Classification	Metric Tonnes (x1000)	Average Grade (grams/tonne)	Short Tons (x1000)	Average Grade (ounces/ton)	Contained Silver Ounces (x1000)
Measured (1)	43,543	1.43	47,987	0.042	2,002
Indicated (1)	45,746	1.53	50,425	0.045	2,261
Measured & Indicated (1)	89,280	1.48	98,413	0.043	4,263
Inferred (2)	58,816	1.71	64,832	0.050	3,231

Table 2 – Copper Resource Estimate

Resource Classification	Metric Tonnes (x1000)	Average Grade (% Cu)	Short Tons (x1000)	Average Grade (% Cu)	Contained Copper Pounds (x1000)
Measured (1)	43,543	0.05	47,987	0.05	45,014
Indicated (1)	45,746	0.05	50,425	0.05	48,765
Measured & Indicated (1)	89,280	0.05	98,413	0.05	93,744
Inferred (2)	58,816	0.05	64,832	0.05	56,815

Table 3– Gold Resource Estimate

Resource Classification	Metric Tonnes (x1000)	Average Grade (grams/tonne)	Short Tons (x1000)	Average Grade (ounces/ton)	Contained Gold Ounces (x1000)
Measured (1)	43,543	0.96	47,987	0.028	1,346
Indicated (1)	45,746	1.05	50,425	0.031	1,549
Measured & Indicated (1)	89,280	1.01	98,413	0.029	2,895
Inferred (2)	58,816	0.81	64,832	0.024	1,532

(1)     Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This document uses the terms “measured resources” and “indicated resources”. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

(2)     Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This document uses the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

The estimation of the silver and copper resources are important first steps in determining the technical and economic feasibility of Vista’s proposed approach to the potential development of the Mt Todd deposit. Vista proposes to use a flotation circuit to produce a marketable copper concentrate, estimated to contain approximately one half of the recoverable gold, which would be sold or toll smelted. The copper would represent a by-product credit. Vista completed a preliminary evaluation of this development approach and the results were announced in January 2007. The preliminary evaluation assumed copper grades of 400 parts per million or 0.04%, the current resource estimate indicates copper grades approximately 25% higher at 0.05% copper. Metallurgical test work is currently in progress to determine the process parameters for the flotation circuit and to estimate the concentrate quality.  Vista is also testing various grinding technologies, including high pressure crushing rolls (HPGR) to determine the most economical and practical approach. Vista’s metallurgical consultants have informed Vista that HPGR technology may offer considerable savings in operating costs over other types of ore grinding. For more information on the preliminary evaluation and the resource estimate completed in February 2008, please refer to Vista’s January 4, 2007 and February 27, 2008 press releases or the

Company’s website (www.vistagold.com) for copies of the complete studies.  A technical report for the updated silver and copper resource estimates will be filed on SEDAR on or before June 5, 2008.

The first of two drill rigs has arrived at Mt. Todd and started drilling.  Vista plans to complete more than 5,000 meters of core drilling this year.  We expect the second drill rig to be on site and in operation by the end of April.  The drilling program is designed to increase the density of sampling, so that if successful, the new information obtained will cause the Inferred Resources(2) estimated in 2007 to be upgraded to Measured and Indicated Resources(1) and to test the potential for increasing the total resource estimate by sampling the down-dip extension of the known resource.

Fred Earnest, President and COO of Vista Gold Corp., stated, “The 2007 drilling program was successful in adding ounces to the Mt. Todd resource and increasing our understanding of the deposit.  This year’s drilling program is designed to build on that understanding and add to the resource base.  The completion of the silver and copper resource estimates is another step forward in our systematic evaluation of the Mt. Todd deposit.  We expect the new resource model, coupled with the metallurgical testing currently in progress, to allow us to capitalize on the experience of previous owners and create value from the sources of previous operational challenges.”

About Mt. Todd

The Mt. Todd Project is situated within the southeastern portion of the Early Proterozoic Pine Creek Geosyncline. The Batman deposit geology consists of a sequence of hornfelsed interbedded greywackes and shales with minor thin beds of felsic tuff.  Bedding consistently strikes at 325°, dipping 40 to 60° to the southwest.  Northerly trending sheeted quartz sulfide veins and joints striking at 0 to 20° and dipping 60° to the east are the major location for mineralization in the Batman deposit.  The veins are 0.04 to 4 inches in thickness with an average thickness of around 0.4 inches and occur in sheets with up to 6 veins per horizontal foot. In general, the Batman deposit is 4,800 to 5,100 feet in length by 1,200 to 1,500 feet in true width and 1,500 to 1,800 feet in known down-dip extension (the deposit is open along strike and at depth).

The deposit has a drill hole spacing that varies from 80 feet by 80 feet to 260-330 feet by 260-330 feet and generally averages 160 feet by 160 feet. All assaying was by fire assay on 50-gram charges with atomic absorption (“AA”) finish. Tetra Tech has advised us that quality control and quality assurance methods employed by the various companies working at Mt. Todd were standard at the time of the work.  According to Tetra Tech, quality control and quality assurance methods for previous drilling programs has been audited several times by independent consultants.

The 2007 drilling program consisted of 25 core holes resulting in a total of 9,460 assay intervals.  As the Qualified Person, Mr. Rozelle reviewed the quality control and quality assurance methods implemented by Vista.  Core was logged and cut under the direction of Vista’s geologists and half-core segments were sent to independent labs in Pine Creek (Northern Australia Labs) and Perth (ALS-Chemex) for sample preparation and fire assay analysis/AA analysis.   Both labs prepared and analyzed a statistically significant number of duplicate samples.  In addition to submitting commercially acquired blanks and standards, Vista submitted pulps for re-analysis to the opposing lab.

Vista holds a large exploration land package to the north and east of the Batman deposit and will be undertaking preliminary exploration activities on the prospective land package in 2008.  Several localized soil sampling programs were completed prior to the start of the wet season in 2007.  Plans are being made for the start of more extensive field mapping and sampling programs with the expectation that conditions in the field will allow the programs to resume in April or May of this year.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would significantly increase their value. Vista is undertaking programs to advance the Paredones Amarillos Project, including the preparation of a definitive feasibility study and the purchase of long delivery equipment items, so that construction can begin during the second half of 2008. The results of a preliminary assessment completed in 2007 on the Mt. Todd Project in Australia were encouraging and additional technical studies are underway with a definitive feasibility study planned for completion by mid-2009. Vista’s other holdings include the Guadalupe de los Reyes Project in Mexico, Yellow Pine Project in Idaho, Awak Mas Project in Indonesia and Long Valley Project in California.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as plans for evaluation of the Mt. Todd Project including estimates of silver, copper and gold resources, preliminary assessment results and timing and anticipated results for drilling, field mapping and sampling programs to be undertaken at the Mt. Todd Project; potential for increasing estimated resources at the Mt. Todd Project and potential for higher grade mineralization at the Mt. Todd Project; estimates of ore reserves at the Batman deposit; estimates of silver and copper grades at the Batman deposit and results of metallurgical studies in connection with recovery of copper and gold in a marketable concentrate, and effectiveness of high pressure crushing rolls to process hard mineralized material; anticipated timing and results for preliminary and definitive feasibility studies to be undertaken at the Mt. Todd Project; anticipated timing and results for a definitive feasibility study being undertaken at the Paredones Amarillos Project; anticipated timing for construction and development activities at the Paredones Amarillos Project; Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation; future gold prices; Vista’s potential status as a producer ; and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “will”, “design”, “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others,  uncertainty of preliminary assessment results and of feasibility study results and estimates on which such results are based; risks relating to scheduling for feasibility studies; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays in commencement and completion of construction at the Paredones Amarillos Project and the Mt. Todd Project; risks of shortages of equipment or supplies; risks of inability to achieve anticipated production volume or manage cost increases; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

The forward-looking statements in this press release are based, in part, upon certain assumptions made by Vista and its consultants including, but not limited to:  no material delay in the current timing for completion of the preliminary and definitive feasibility studies; no material delays in the securing of environmental permits; adequacy and availability of labor, water, and power; no material delays in the acquisition of surface rights; no material delays in the start and completion of construction; and no material changes in prices of labor, materials and supplies other than normal inflation.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com